UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2023 (July 31, 2023)

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807		19807
(Address of principal executive offices)		(Zip Code)

+1 302 273 0765

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Forward Purchase Agreement

On July 31, 2023, Mountain & Co. I Acquisition Corp., a Cayman Islands exempted company (“Mountain”), entered into an agreement (a “Forward Purchase Agreement”) with (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”), and Meteora Strategic Capital, LLC (“MSC”) (with MSOF, MCP, MSC and MSTO collectively referred to as “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, prior to the consummation of a Business Combination (as defined in the Forward Purchase Agreement), Mountain is referred to as the “Counterparty”, and, following the consummation of the Business Combination, a newly formed entity that is expected to be formed for purposes of consummating the Business Combination, a Netherlands limited liability company, is referred to as the “Counterparty.” Capitalized terms used in this section “Forward Purchase Agreement” but not otherwise defined will have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to a number of Mountain Class A ordinary shares (the “Mountain Class A Shares”) in the aggregate amount equal to up to 12,500,000 shares of Mountain Class A Shares pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of shares of Mountain Class A Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”) at prices no higher than the redemption price. Seller will not be required to purchase an amount of Mountain Class A Shares such that following such purchase, Seller’s ownership would exceed 9.9% of the total Mountain Class A Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement. Seller intends to purchase shares of Mountain Class A Shares pursuant to the FPA Funding Amount PIPE Subscription Agreement and from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty). The Counterparty and Seller, to the extent that Seller is unable to acquire all of the Additional Shares prior to the closing of the Business Combination, from time to time will enter into additional FPA Funding PIPE Subscription Agreement(s) for the purchase by Seller of the remaining Additional Shares.

The Forward Purchase Agreement provides that an amount in U.S.-dollars equal to 7.50% of the product of (i) the Recycled Shares and (ii) the Initial Price (the “Prepayment Shortfall”) will be paid by Seller to Counterparty on the date (the “Prepayment Date”) that is, subject to Counterparty receiving the initial Pricing Date Notice, the earlier of (a) one local business day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination (which amount will be netted from the Prepayment Amount). Seller in its sole discretion may sell Shares at any time and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” such Shares, “Shortfall Sale Shares,” and such proceeds at their maximum amount, the “Shortfall Sale Proceeds”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, when an OET Notice (as defined below) is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller.

On the Prepayment Date, the Counterparty will pay to Seller separately an aggregate cash amount equal to (x) the product of (i) the Number of Shares multiplied by (ii) the Initial Price less (y) the Prepayment Shortfall (the “Prepayment Amount”) directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants no later than the Prepayment Date, except that to the extent the Prepayment Amount payable to Seller is to be paid from the purchase of Additional Shares by Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount with respect to such Additional Shares. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares for its Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the later of (a) the fifth Local Business Day following the OET Date and (b) the first Payment Date after the OET Date (which will specify the quantity by which the Number of Shares will be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice will be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty will be entitled to an amount from the Seller, and the Seller will pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties. Following the Closing, the reset price (the “Reset Price”) will be $10.00; provided that the Reset Price may be reduced pursuant to a Dilutive Offering Reset.

The valuation date (the “Valuation Date”) will be the earliest to occur of (a) the third anniversary of the Closing and (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date will not be earlier than the day such notice is effective) after the occurrence of any of (v) a Seller VWAP Trigger Event, (w) a Delisting Event, (x) a Registration Failure, (y) a Shortfall Variance Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event.

On the Valuation Date, Seller will be entitled to receive an amount equal to the product of (1) (a) the Maximum Number of Shares less (b) the number of Terminated Shares, multiplied by (2) $1.00 in the event of cash or, in the event of Shares, $1.50; and $2.25, solely in the event of a Registration Failure (the “Maturity Consideration”). The Maturity Consideration will be payable in cash or, at the option of Counterparty (other than in the case of a Delisting Event), in Shares based on 95% of the average daily VWAP Price over 30 scheduled trading days ending on the Valuation Date (such shares to be paid as Maturity Consideration, the “Maturity Shares”); provided that the Maturity Shares used to pay the Maturity Consideration (i) (a) are registered for resale under an effective registration statement pursuant to the Securities Act under which Seller may sell or transfer the Shares or (b) may be transferred by Seller without any restrictions including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2)) or the volume and manner of sale limitations under Rule 144 under the Securities Act and (ii) bear no restrictive legend (collectively, (i) and (ii) above, the “Share Conditions”); provided, further, that if the Maturity Shares do not satisfy the Share Conditions, Seller will instead receive such number of Shares equal to the product of (a) three (3) multiplied by (b) the (i) the Number of Shares less (ii) the number of Terminated Shares, (the “Penalty Shares”); provided, further, that if the Penalty Shares satisfy the Share Conditions within 45 days after the Valuation Date, Seller will return to Counterparty such number of Penalty Shares that are valued in excess of Maturity Consideration based on the 10-day VWAP ending on the date that such Shares satisfied the Share Conditions. Counterparty, at Seller’s option, will pay the Maturity Consideration on a net basis such that Seller retains a number of shares due to Counterparty upon the Valuation Date equal to the number of Maturity Shares or Penalty Shares payable to Seller, only to the extent the Number of Shares due to Counterparty upon the Valuation Date are equal to or more than the number of Maturity Shares or Penalty Shares payable to Seller, with any Maturity Consideration remaining due to be paid to Seller in newly issued Shares. For the avoidance of doubt, in addition to the Maturity Consideration, at the Valuation Date, Seller will be entitled to an amount in cash equal to the product of (i) the number of the Matured Shares multiplied by (ii) the Initial Price.

In addition to the Prepayment Amount, Counterparty will instruct its transfer agent to deliver to Seller, on the Prepayment Date, an amount equal to the product of (x) 300,000 and (y) the Initial Price, which Share Consideration will be used for the purchase of Shares (the “Share Consideration Shares”). Such Share Consideration Shares will not be included in the Number of Shares, and the Seller and the Share Consideration Shares will be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with the Confirmation.

Seller has agreed to waive any redemption rights under Mountain’s Amended and Restated Articles of Association with respect to any Mountain Class A Shares purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination, extensions or otherwise that would require redemption by Mountain of the Shares. Such waiver may reduce the number of shares of Mountain Class A Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended.

A copy of the Forward Purchase Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Forward Purchase Agreement is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreement

On July 31, 2023, Mountain entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Seller.

Pursuant to the FPA Funding Amount PIPE Subscription Agreement and in connection with the Forward Purchase Agreement, and on the terms of and subject to the conditions set forth in the FPA Funding Amount PIPE Subscription Agreement, Seller agreed to subscribe for and purchase, and Mountain agreed to issue and sell to Seller, on the Closing, an aggregate of a number of shares of Mountain Class A Shares up to the Maximum Number of Shares as set forth in the Forward Purchase Agreement (the “Subscribed Shares”) less the number of Recycled Shares, as defined in the Forward Purchase Agreement, provided, however, that Seller will not be required to purchase an amount of shares of Mountain Class A Shares, such that following the issuance of the Subscribed Shares, its ownership would exceed 9.9% ownership of the total shares of Mountain Class A Shares outstanding immediately after giving effect to such issuance unless Seller at its sole discretion waives such 9.9% ownership limitation. The Counterparty and Seller, to the extent that Seller is unable to acquire all of the Subscribed Shares prior to the closing of the Business Combination, from time to time will enter into additional FPA Funding PIPE Subscription Agreement(s) for the purchase by Seller of the remaining Subscribed Shares.

A copy of the FPA Funding Amount PIPE Subscription Agreement is filed herewith as Exhibit 10.2 and the foregoing description of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Forward Purchase Agreement, dated as of July 31, 2023, by and among Mountain & Co. I Acquisition Corp., Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC
10.2*	Subscription Agreement, dated as of July 31, 2023, by and among Mountain & Co. I Acquisition Corp., Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) of Regulation S-K. The Registrant agrees to furnish supplementally an unredacted copy of such an exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	MOUNTAIN & CO. I ACQUISITION CORP.

	By:	/s/ Alexander Hornung
	Name:	Alexander Hornung
	Title:	Chief Financial Officer